Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders Oppenheimer Global Strategic Income Fund:

We consent to the use of our report dated November 26, 2014, with respect to the consolidated financial statements and consolidated financial highlights of Oppenheimer Global Strategic Income Fund, incorporated by reference herein, and to the references to our firm under the headings “Consolidated Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
January 26, 2015